SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                      CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2004

               NEWALLIANCE BANCSHARES, INC.
   (Exact name of registrant as specified in its charter)

  DELAWARE                   6712                    52-2407114
(State or other    (Primary Standard Industrial	  (I.R.S. employer
jurisdiction of     Classification Code Number) identification number)
incorporation or
organization)

                     195 Church Street
               New Haven, Connecticut 06510
                      (203)787-1111

Item 5.	Other Events.

NewAlliance Bancshares, Inc. (the "Company") reports that its employee stock ownership plan has completed its open-market purchases of the Company's common stock, par value $.01 per share (the "NewAlliance Common Stock"). As a result of such purchases, the employee stock ownership plan owns approximately 7% of the outstanding NewAlliance Common Stock, where the percentage represents the aggregate amount of the adjusted maximum of 102,493,750 of shares of NewAlliance Common Stock issued in the conversion offering of New Haven Savings Bank and 4,000,000 shares of NewAlliance Common Stock contributed to the NewAlliance Foundation, but excluding the 7,665,092 shares of NewAlliance Common Stock issued to the shareholders of Alliance Bancorp of New England, Inc. ("Alliance") in connection with the acquisition of Alliance with and into the Company. Alternatively, the employee stock ownership plan's ownership percentage, including the 7,665,092 shares of NewAlliance Common Stock issued to the shareholders of Alliance, is approximately 6.53% of the outstanding NewAlliance Common Stock.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEWALLIANCE BANCSHARES, INC.

                                    By: /s/ Merrill B. Blanksteen
                                        ------------------------------
                                        Merrill B. Blanksteen
                                        Executive Vice President and
                                        Chief Financial Officer


                                        Date: April 19, 2004